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                                                                    Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the J. Alexander's Corporation 2004 Equity Incentive Plan of our report dated February 20, 2004, except for the last paragraph of Note A, as to which the date is May 17, 2004, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in its Annual Report (Form 10-K) for the year ended January 2, 2005, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Nashville, Tennessee
April 12, 2005